Order To Convert

The Promissory Note 'Holder', Silvia Mariela Ibarra hereby instructs the 'Maker' to convert to common shares (stock) of the 'Maker', Bravo Multinational Incorporated, the portioned Promissory Note originally dated October 11th, 2016 with portioned principle value Gifted to the 'holder' in the amount of forty-five thousand dollars USD ($45,000) as per the terms of conversion as described in the Promissory Note with attached amendments and to electronically deposit the shares into an account in the 'Holders' name at the transfer agent of the 'Maker', Transfer Online Inc., located in Portland Oregon. The 'Holder' acknowledges that the shares are to be issued as per SEC regulations pertaining to Rule 144 , and said shares are not subject to any further holding period as the original date on the Promissory Note shall be tacked onto these shares which have been Gifted to the current 'holder'. Furthermore, no fees and or costs shall be incurred by the current 'holder' for the conversion and issuance of the shares.

Shares to be issued: 450,000 common shares (stock)

Dated and signed on March 31, 2018

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'Holder': Silvia Mariela Ibarra

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Acknowledgment by 'Maker':

Paul Parliament,

President

Bravo Multinational Incorporated